Exhibit 99.1

FOR IMMEDIATE RELEASE

ABERDENE MINES ANNOUNCES APPOINTMENT OF CAMERON
REYNOLDS AS CFO & DIRECTOR

Las Vegas, Nevada, May 10, 2004 - Aberdene Mines Limited (OTCBB: ABRM) is pleased to announce the appointment of Mr. Cameron Reynolds as Chief Financial Officer and Director effective today.

For the past 10 years Mr. Reynolds has worked either as an officer or director of five dynamic high-growth companies in both the mining and biotech fields across three continents. Mr. Reynolds has had extensive international experience specializing in the structuring, management and strategic planning of successful startup companies.

Mr. Reynolds has a very strong mix of management experience and qualifications that will be a strong asset for Aberdene Mines Ltd. He will be responsible for financial management functions including regulatory filing, and the day-to-day administrative operations of the Company.

Mr. Reynolds holds both an MBA and an undergraduate commerce degree from the University of Western Australia, as well as several other industry qualifications.

Brent Jardine, President of Aberdene Mines stated, "We are pleased to welcome Cameron Reynolds to Aberdene's team during this exciting phase of growth. Cameron brings great experience, a record of success, and a reputation for excellence in this field."

On behalf of the Board of Directors,

ABERDENE MINES LTD.

Brent Jardine, President

For more information contact:	Head Office Contact:
Brent Jardine, President Jardine@aberdenemines.com T: (800) 430-4034	101 Convention Centre Drive - Suite 700 Las Vegas, Nevada 89109 T: (702) 939-5389 F: (702 221-0904

Disclaimer: This Press Release may contain, in addition, to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are identified by their use of terms and phrases such as "believe," "expect," "plan," "anticipate" and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from Aberdene Mine's expectations, and Aberdene Mines expressly does not undertake any duty to update forward-looking statements. These factors include, but are not limited to the following, the ability to close the acquisition of mineral exploration properties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.